Exhibit 14.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" and to the incorporation by reference of our report dated April 26, 2005 on the financial statements of Wayne Hummer Growth Fund included in the annual report to shareholders for the fiscal year ended March 31, 2005 in the Registration Statement (Form N-14) of Wayne Hummer Investment Trust and related Prospectus/Proxy Statement filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 (Registration No. 2-87153)


                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Chicago, Illinois
January 19, 2006